Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2023, in the Supplement dated April 4, 2023 to the Prospectus related to Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-264628) of FS Credit Real Estate Income Trust, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 4, 2023